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                                                                     EXHIBIT 5


                                               February 8, 1996


Northern Trust Corporation
50 South LaSalle Street
Chicago, Illinois  60675

     RE: NORTHERN TRUST CORPORATION: REGISTRATION STATEMENT ON FORM S-8 REGARDING REGISTRATION OF ADDITIONAL PARTICIPATIONS IN FUND D UNDER THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

Gentlemen:

     In connection with the registration pursuant to the provisions of the Securities Act of 1933, as amended, of an additional $10,000,000 of participations in Fund D under The Northern Trust Company Thrift-Incentive Plan (the "Plan") consisting of shares of Common Stock of Northern Trust Corporation (the "Corporation"), we are of the following opinion:

     1. Any and all shares of the Corporation which shall be distributed to participants in the Plan will constitute legally issued, fully paid and non-assessable shares of the Corporation.

     2. The Plan and The Northern Trust Company Thrift-Incentive Plan Trust comply with all applicable provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     We hereby consent to all references to our firm in the above-captioned Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.


                                       ROSSITER, RITCHIE & PORTER


                                       By:  /s/ J. Timothy Ritchie
                                           ------------------------------
                                                J. Timothy Ritchie